UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2017

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 – 885 West Georgia Street Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2017, the Board of Directors (the “Board”) of Sierra Oncology, Inc. (the “Company”) appointed Andrew Allen to the Board as a Class II director. There is no arrangement or understanding with any person pursuant to which Mr. Allen was appointed as a member of the Board. There are also no family relationships between Mr. Allen and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Allen will receive an annual cash retainer of $40,000 per year in accordance with the Company’s existing non-employee director compensation program. In addition, upon the first day of the Company’s next open trading window, Mr. Allen will be granted a stock option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the closing sale price of the Company’s common stock as reported by The NASDAQ Global Market on such date. The option grant will vest monthly over one year, subject to Mr. Allen’s continued service to the Company.

The Company also intends to enter into its standard form of indemnification agreement with Mr. Allen. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 15, 2015.

The Company issued a press release announcing Mr. Allen’s appointment to the Board on October 25, 2017, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: October 25, 2017	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

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